EXHIBIT 99.2

                          ENROLLMENT AUTHORIZATION FORM

                              Please enroll my account as follows:
                              Place an "X" in ONE box only, using a dark ink pen or a #2 pencil ([x])

                          If you do not check any box, then FULL DIVIDEND REINVESTMENT will be assumed.

                          PARTIAL DIVIDEND REINVESTMENT
                          Send any dividends in cash on ______________* whole shares and reinvest any remaining dividends.

                          ALL CASH (NO DIVIDEND REINVESTMENT)
                          All dividends will be paid in cash.

                          *Cannot be greater than the total number of certificated and/or book-entry shares that may hereafter be registered in your name.

                                         AUTOMATIC DEDUCTIONS
                          To authorize deductions, complete both sides of the next form below.


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

Signature(s) of
Registered Owner(s):
                    -----------------------------
                                            Date              By signing this form, I acknowledge that I have
                                                              received and read the plan document and agree to
                                                              abide by the terms and conditions of the plan.
-------------------------------------------------
                                            Date

All joint owners must sign                                    (Please detach, but do not fold or staple)
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                                                           3.       ACCOUNT TYPE

                                                        CHECKING |_| SAVINGS |_|

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
1.                                     2.                                     4.  $                    .00
    ------------------------------         ------------------------------         ------------------------
        Bank Routing Number                     Bank Account Number                  Withdrawal Amount
                                                                                  WITHDRAWAL AMOUNT MUST BE WHOLE
                                                                                  DOLLARS ONLY, DO NOT INDICATE
                                                                                  CENTS

5.  CYCLE                           AUTHORIZATION FORM
    1ST   2ND                                 FOR
    |_|   |_|                       ATUOMATIC DEDUCTIONS
                                                                       6.  --------------------------
                                                                           SIGNATURE(S)          DATE
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(Please detach, but do not fold or staple)
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                                            VOLUNTARY CASH PAYMENT FORM

                                     To purchase additional shares, please make your check payable in U.S. Dollars to EquiServe.

                                     Please include your account number and the name of the security in the Memo portion on your check.

                                     EQUISERVE WILL NOT ACCEPT CASH, TRAVELER'S
                                     CHECKS, MONEY ORDERS OR THIRD PARTY CHECKS.

                                     Amount enclosed $
                                                      ------------------

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                                 MAIL YOUR CHECK TOGETHER WITH THIS FORM IN THE
                                 POSTAGE PRE-PAID ENVELOPE PROVIDED OR TO THE
                                 ADDRESS SHOWN ON THE REVERSE SIDE OF THIS FORM.



                                       (     )
                                        ----- ----------------------------------
                                                  Daytime telephone number


Participation in the plan is subject to the terms as outlined in the plan document.

For information, you may access EquiServe's website at www.equiserve.com, call EquiServe at the number listed in the enclosed plan document or write to EquiServe at P.O. Box 43081, Providence, RI 02940-3081.

Voluntary cash payments should be mailed to EquiServe Investment Plan Services, P.O. Box 13531, Newark, NJ 07188-0001.

USE THIS ILLUSTRATION AS A GUIDE TO HELP YOU COMPLETE THE AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS


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                   AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS
                   INSTRUCTIONS -- PLEASE COMPLETE ALL 7 STEPS

Complete and return this form ONLY if you wish to authorize automatic deductions to purchase additional shares. Deductions can only be made from accounts at U.S. banks and financial institutions. There are 7 steps to complete on both sides of this authorization form. Each one is important in setting this up for you. Please be sure to complete all 7 steps, using a dark ink pen or a #2 pencil. Let's start with the 6 items on the reverse side.


1. -- Bank Routing Number: Locate your bank's 9 digit routing number in the lower left portion of your check or deposit slip as illustrated above. Write that number in the 9 boxes across the top of the grid and then shade in the corresponding box beneath each number.

2. -- Bank Account Number: Locate your bank account number and shade in the grid as you did in Step 1. Please note, there may be more spaces than you need, so be sure to start from the left side as the machine that reads this form will start reading the grid from the left side. Please do not put dashes or leave blank spaces between your numbers.

3. -- Account Type: Are we debiting your checking or savings account? Check one. If deductions are to be made from a money market account, please contact your bank/financial institution to confirm if your account is a checking or a savings account.

4. -- Withdrawal Amount: Enter the amount to debit from your bank account in the boxes across the top of the grid. Now, shade in the grid as you did before. Express the withdrawal amount in whole dollars only, no cents. (Refer to the enclosed plan document for the minimum amount.)

5. -- Cycle: Refer to the enclosed plan document for the frequency of automatic deductions. If the plan permits deductions only once a month, please shade in the grid under "1st cycle." If the plan permits deductions twice per month, you must indicate your choice of deduction dates, either the earlier date (1st cycle) or the later date (2nd cycle), or both.

6.   --   Signature(s):   Also,  be  sure  to  read  the   Automated   Deduction
     Authorization (below, at left) that authorizes us to perform this service for you.

7. -- Bank/Financial Institution Information: Now, fill in the blank name and address (below, at right) and you're all done.


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
             Automated Deduction Authorization                         7.       Bank/Financial Institution Information
             ---------------------------------                                  --------------------------------------

I  (we)   understand  that  in  furnishing  the  information
requested  above and by signing  this form I (we)  authorize    NAME
EquiServe to withdraw  the  specified  amount by  electronic    ADDRESS
funds  transfer from the financial  institution  and account
indicated.  These funds will be used to  purchase  shares as    CITY ____________________ STATE _________ ZIP CODE
described   in   the   enclosed    plan    document.    This
authorization  form  will  remain  in  effect  until  I (we)
submit written revocation or terminate  participation in the plan,  and  EquiServe  has  sufficient  time  to act on that revocation or termination.
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                       VOLUNTARY CASH PAYMENT INFORMATION

     Voluntary cash payments should be mailed to EquiServe Investment Plan Services, P.O. Box 13531, Newark, NJ 07188-00001.

     For information, you may access EquiServe's website at www.equiserve.com, call EquiServe at the number listed in the enclosed plan document or write to EquiServe at P.O. Box 43081, Providence, RI 02940-3081

                INFORMATION AVAILABLE ONLINE AT www.equiserve.com

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     With the right  information at hand,  plus the tools to put the information to work now, you'll be more in touch with your investments than ever. At www.equiserve.com you'll find everything you need to:

     o    Look up recent stock prices

     o    Get answers to frequently asked questions

     o    Review investment plan information

     o    Download and print forms